Exhibit 2.1

                   AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

      THIS AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT, dated as of the 15th day of December, 2006 (the "Amendment") by the below executing parties, hereby amends the Asset Purchase Agreement (as amended from time to time, the "Agreement") dated as of July 14, 2006, entered into by and among Tactical Air Defense Services, Inc. ("Parent"), Genesis Aviation Acquisition Inc., Resource Financial Aviation Holdings Inc., and OneSource Aviation Acquisition Inc. each a Nevada corporation and wholly owned subsidiary of Parent (each a "Subsidiary", the Subsidiaries and Parent are each sometimes referred to herein as a "Purchaser") as Purchasers and AeroGroup Incorporated, a Utah corporation ("AeroGroup") and its wholly owned subsidiaries, Genesis Acquisition, Inc., Resource Financial Holdings Acquisition, Inc., and OneSource Acquisition, Inc., each a Delaware corporation, as sellers (each individually a "Seller Subsidiary", the Seller Subsidiaries and AeroGroup each being sometimes referred to herein as a "Seller"), which Agreement was amended by the parties on August 22, 2006 ("Amendment No. 1"), and on October 3, 2006 ("Amendment No. 2"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

      WHEREAS, the parties originally agreed that the Parent would assume certain indebtedness of AeroGroup and warrants to purchase common stock of AeroGroup as provided in Section 1(d) of the Agreement as a condition to closing; and

      WHEREAS, AeroGroup has, since the date of the Agreement raised additional capital in which financing has been consummated in October of 2006 (the "October Financing"), which financing was necessary for the operations of AeroGroup and for AeroGroup to negotiate certain contracts and develop its aircraft parts and certification program, all of which are or will be necessary in connection with the business of the Purchasers; and

      WHEREAS, AeroGroup's auditors and creditors have discovered and verified additional indebtedness owed to certain creditors; and

      WHEREAS, the Parent has agreed, as a condition to closing of the acquisition relating to the Agreement, to assume certain indebtedness of AeroGroup; and

      WHEREAS, the Parent has agreed to assume the indebtedness owed the creditors and warrant holders of AeroGroup as specifically provided in the Agreement and to assume all of the obligations of AeroGroup to issue shares upon conversion therefore without requiring the convertible note holders or warrant holders to consent thereto;

      WHEREAS, the Purchasers each believe that increasing the amount of assumed liabilities and assumed Investor Warrants as set forth hereto, is fair and reasonable consideration in light of the value of the assets being acquired by AeroGroup; and

      NOW THEREFORE, it is agreed:

         1. Section 1.(d)(ii) of the Agreement is hereby amended to correct a typographical error and is amended and revised to be and read as follows:

                           "(ii) Secured Daniels Debt. The convertible debt in the initial amount of $1,100,000 (the "Secured Daniels Note") owed to Mark T. Daniels ("Daniels"), which shall be secured by a first priority lien on the assets of the Purchasers and becoming convertible into Common Stock at a conversion price of $.50 of principal and interest converted for each share of Common Stock."

         2. Schedule 1(d)(iii) reflecting all of the Investor Notes and
Schedule 1(d)(iv) reflecting all of the Investor Warrants, are and shall hereby by amended and restated in their entirety in the form as annexed hereto as Exhibit A and as reflected on the Current Report in Form 8-K relating to the transaction. Purchasers hereby ratify and accept the issuances by AeroGroup of the notes and warrants in connection with the October Financing.

         3. The Purchasers and Sellers hereby each waive any requirement incumbent upon one another that note holders and warrant holders counter execute any form of Agreement of Assumption. Additionally, Section 8(f) is hereby amended and restated in its entirety to be and read:

         (f) An Agreement of Assumption shall have been executed by Parent in favor of all of the convertible note holders and warrant holders described in
Section 1(d).

         In lieu thereof, the Parent shall issue to each of the note holders and warrant holders set forth in the Agreement and Schedules thereto, an Agreement of Assumption agreeing to assume the indebtedness of AeroGroup, to be bound by said promissory notes or warrants, and agreeing to issue, upon conversion thereof or exercise of the warrants, such number of shares of Common Stock as is set forth in the Agreement of Assumption which, for the avoidance of doubt, shall be as set forth in the Agreement (including the Schedules thereto), as amended to date.

         4. The Agreement is and shall remain and continue in full force and effect in all other respects, without prejudice.

         5. This Amendment may be signed in one or more counterparts.

         [Signature Pages Follow]

COUNTERPART SIGNATURE PAGE TO AMENDMENT TO ASSET PURCHASE AGREEMENT, DATED AS OF DECEMBER 15, 2006


                  IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have caused this Amendment to Asset Purchase Agreement to be executed the day and year first above written.

                                SELLERS:

                                AEROGROUP INCORPORATED



                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President



                                GENESIS ACQUISITION, INC.

                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President


                                RESOURCE FINANCIAL HOLDINGS
                                ACQUISITION, INC.


                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President

                                ONESOURCE ACQUISITION, INC.


                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President

COUNTERPART SIGNATURE PAGE TO AMENDMENT TO ASSET PURCHASE AGREEMENT, DATED AS OF DECEMBER 15, 2006.

                  IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have caused this Amendment to Asset Purchase Agreement to be executed the day and year first above written.

                                PURCHASERS:

                                TACTICAL AIR DEFENSE SERVICES, INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer

                                GENESIS AVIATION ACQUISITION INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer


                                RESOURCE FINANCIAL AVIATION
                                HOLDINGS INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer

                                ONESOURCE AVIATION
                                ACQUISITION INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer

                                Consented and agreed to on behalf of the foregoing entities:

                                        /s/ Derick Sinclair
                                ------------------------------------------------
                                        Derick Sinclair